Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown , New York   10591
Fax: (914) 789-2817
(914) 789-2800

www.progenics.com

Contact:
Investors:

Progenics Pharmaceuticals, Inc.
Richard W. Krawiec, Ph.D.
Vice President
Corporate Affairs
(914) 789-2814
rkrawiec@progenics.com

Progenics Pharmaceuticals, Inc.
Dory A. Lombardo
Senior Manager
Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

Media: WeissComm Partners Aline Schimmel (312) 284-4706 aschimmel@wcpglobal.com

PROGENICS BOARD APPROVES $15 MILLION SHARE REPURCHASE PROGRAM

Tarrytown, NY, April 24, 2008 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced that its Board of Directors has approved a share repurchase program to acquire up to $15 million of its outstanding common shares.

Funding for the repurchase program will come from the $15 million milestone payment Progenics will receive from Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), for receiving U.S. marketing approval for RELISTOR™ (methylnaltrexone bromide injection) for subcutaneous use.

Purchases under the program will be made at the Company’s discretion subject to market conditions in the open-market or otherwise, and will be made in accordance with the regulations of the U.S. Securities and Exchange Commission, including Rule 10b-18. The Company has made no commitment to purchase any shares and purchases may be discontinued at any time.  Reacquired shares will be held in treasury until redeployed or retired.

“This repurchase program demonstrates our commitment to enhancing value for the shareholders of Progenics and underscores the Board’s belief that Progenics’ stock represents an attractive opportunity,” said Paul J. Maddon, M.D., Ph.D., Founder, Chief Executive Officer and Chief Science Officer, Progenics Pharmaceuticals, Inc.

About the Company

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company, in collaboration with Wyeth, is developing RELISTOR for the treatment of opioid-induced side effects, including constipation (oral and subcutaneous formulations) and postoperative ileus (intravenous formulation).  In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV entry co-receptor CCR5, which has completed phase 1b clinical studies with positive results. In the area of prostate cancer, the Company is developing a human monoclonal antibody drug conjugate – a selectively targeted cytotoxic antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA.

DISCLOSURE NOTICE: The information contained in this document is current as of April 24, 2008. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words ‘anticipates,’ ‘plans,’ ’expects’ and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any expected future results, performance or achievements expressed or implied by forward-looking statements. Such factors include, among others, the risks associated with our dependence on Wyeth to fund and to conduct clinical testing, to make certain regulatory filings and to manufacture and market products containing methylnaltrexone, the uncertainties associated with product development, the risk that clinical trials will not commence, proceed or be completed as planned, the risk that our product candidates will not receive marketing approval from regulators, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that product candidates that appear promising in early clinical trials are later found not to work effectively or are not safe, the risk that we may not be able to manufacture commercial quantities of our products, the risk that our products, if approved for marketing, do not gain sufficient market acceptance to justify development and commercialization costs, the risk that we will not be able to obtain funding necessary to conduct our operations, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a successful commercial product. Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor's Note:
Additional information on Progenics is available at http://www.progenics.com